PRESS RELEASE

Nittany Financial Corp.                     Subject: Cash Dividend

                              Contact: Samuel J. Malizia, Chairman of the  Board
                                       David Z. Richards, Jr., President & CEO
                                       116 E. College Ave.
                                       State College, PA 16801
                                       (814) 238-5724

                                       Date:    November 21, 2005

                              FOR IMMEDIATE RELEASE

                 NITTANY FINANCIAL CORP. DECLARES CASH DIVIDEND

     State College, Pennsylvania--November 21, 2005--Samuel J. Malizia, Chairman of the Board of Nittany Financial Corp. (the "Company") (OTC Bulletin Board:
NTNY), announced today that the Company's Board of Directors has declared its second semi-annual cash dividend of $.25 per share to stockholders of record as of December 1, 2005. The Company expects to pay the cash dividend on or about December 30, 2005.

     The Company is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated in State College and Bellefonte, Pennsylvania. Nittany Bank began operations in October 1998 and currently operates five offices with 61 full-time equivalent employees. Nittany Bank offers a full range of financial services through its five offices, six ATMs, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com website.